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                                                                    Exhibit 99.2

                          NOTICE OF GUARANTEED DELIVERY
                                       FOR
                            OFFER FOR ALL OUTSTANDING
                    9 7/8% SENIOR SUBORDINATED NOTES DUE 2006
                                 IN EXCHANGE FOR
               9 7/8% SERIES B SENIOR SUBORDINATED NOTES DUE 2006
                                       OF
                              SAFELITE GLASS CORP.

         Registered holders of outstanding 9 7/8% Senior Subordinated Notes due 2006 (the "Initial Notes") who wish to tender their Initial Notes in exchange for a like principal amount of 9 7/8% Series B Senior Subordinated Notes due 2006 (the "Exchange Notes") and whose Initial Notes are not immediately available or who cannot deliver their Initial Notes and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to Fleet National Bank (the "Exchange Agent") prior to the Expiration Date, may use this Notice of Guaranteed Delivery or one substantially equivalent hereto. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission or mail to the Exchange Agent, See "The Exchange Offer -- How to Tender" in the Prospectus.

                               The Exchange Agent
                           for the Exchange Offer is:

                        STATE STREET BANK & TRUST COMPANY


         By Registered or Certified Mail:       By Overnight Courier:
         State Street Bank & Trust Company      State Street Bank & Trust Company
         2 International Place, 4th Floor       2 International Place, 4th Floor
         Corporate Trust Department             Corporate Trust Department
         Boston, MA 02110                       Boston, MA 02110
         Attn.: Sandra Szczsponik               Attn.: Sandra Szczsponik

         By Hand:                               By Facsimile:

         State Street Bank & Trust Company      State Street Bank & Trust Company
         2 International Place, 4th Floor       (617) 664-5779
         Corporate Trust Department             Confirm by telephone:
         Boston, MA 02110
         Attn.: Sandra Szczsponik

         Delivery of this Letter of Transmittal to an address other than as set forth above or transmission of instructions via a facsimile transmission to a number other than set forth above will not constitute a valid delivery.

         This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signatures.

Ladies and Gentlemen:

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         The undersigned hereby tenders the principal amounts of Initial Notes indicated below, upon the terms and subject to the conditions contained in the Prospectus dated ___________, 1998 of Safelite Glass Corp. (the "Prospectus"), receipt of which is hereby acknowledged.


                       DESCRIPTION OF SECURITIES TENDERED


Name and address of registered holder as it appears on                      Certificate number(s) of Initial      Principal
Amount of Initial the privately placed 9 7/8% Senior Subordinated Notes                            Notes transmitted
Notes Transmitted due 2006, ("Initial Notes")

                         THE FOLLOWING MUST BE COMPLETED

                                    GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

         The undersigned, a firm that is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office, branch, agency or correspondent in the United States, hereby guarantees to deliver to the Exchange Agent at one of its addresses set forth above, the Initial Notes, together with a properly completed and duly executed Letter of Transmittal within five New York Stock Exchange, Inc. trading days after the date of execution of this Notice of Guaranteed Delivery.

Name of Firm:__________________________     ___________________________________
                             (Authorized Signature)

Address:_______________________________     Title:_____________________________

_______________________________________     Name:______________________________
                       (Zip Code)

Area Code and Telephone Number:
Date:______________________________
___________________________________


         NOTE: DO NOT SEND INITIAL NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY, INITIAL NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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